SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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The Asia Pacific Fund, Inc.

(Name of Registrant as Specified In Its Charter)

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THE ASIA PACIFIC FUND, INC.
48 WALL STREET
22nd FLOOR
NEW YORK, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of The Asia Pacific Fund, Inc. (the Fund) will be held on October 12, 2018 (the Meeting), at 4:00 p.m., at the offices of Stradley Ronon Stevens & Young, LLP, 100 Park Avenue, Suite 2000, New York, New York 10017 for the following purposes:

1.	to elect three Directors;

2.	the approval of the liquidation and dissolution of the Fund;

3.	if properly presented, to vote on a stockholder proposal; and

4.	to consider and act upon any other business as may properly come before the Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on September 4, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.

Alan M. Mandel Secretary

Dated: September 5, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October 12, 2018: The Proxy Statement is available at http://www.asiapacificfund.com/corporatefilings.php.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

THE ASIA PACIFIC FUND, INC.
48 WALL STREET
22nd FLOOR
NEW YORK, NY 10005

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of The Asia Pacific Fund, Inc. (the Fund) in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held on October 12, 2018 (the Meeting) at 4:00 p.m., at the offices of Stradley Ronon Stevens & Young, LLP, 100 Park Avenue, Suite 2000, New York, New York 10017. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

It is expected that the Notice of Annual Meeting, Proxy Statement and form of proxy will first be mailed on or about September 6, 2018 to stockholders of record. The Fund will furnish its most recent annual report without charge to a stockholder upon request to Alan M. Mandel at the Fund’s address stated above or by calling (toll-free) Pristine Advisers, the Fund’s stockholder servicing agent, at 1-(888)-4-ASIA-PAC. The Fund will send only one proxy statement to stockholders sharing the same address.

To vote by mail, fill out the enclosed proxy card and return it in the enclosed postage-paid reply envelope. If the accompanying proxy card is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. If you return your signed proxy without instruction, your shares will be voted (i) for the election of three Directors at the Meeting; (ii) for Proposal 2; (iii) against Proposal 3; and (iv) at the discretion of the persons named as proxies on any other matter that may properly come before the Meeting or any postponement or adjournment thereof. You may also vote in person if you attend the Meeting. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attending and voting in person at the Meeting.

Approval of Proposal 1, the election of each of the three Directors, requires the affirmative vote of a majority of the outstanding shares of the Fund. Proposal 2, the liquidation and dissolution of the Fund, must be approved by 75% of the outstanding shares of the Fund. Proposal 3, the stockholder proposal, must be approved by a majority of the votes cast.

The Fund intends to treat properly executed proxies that are marked “withhold authority” as “present” for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, however, such abstentions do not constitute a vote “for” or “against” a matter, but will have the effect of a negative vote. Because Proposal 2 relates to a potential liquidation and Proposal 3 is a stockholder proposal, the Fund expects that broker-dealer firms holding shares of the Fund in “street name” for their customers will not be permitted by New York Stock Exchange rules to vote on behalf of their customers and beneficial owners in the absence of voting instructions from their customers and beneficial owners. Accordingly, the Fund does not expect to receive any “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter).

The close of business on September 4, 2018 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had [ ] shares of common stock outstanding and entitled to vote. Stockholders of the Fund on September 4, 2018 are entitled to one vote per share, and a proportional vote for each fractional share, if any, with respect to each Proposal. The presence in person or by proxy of the holders of one-third of the shares of common stock entitled to be cast at the meeting shall constitute a quorum.

The Investment Manager of the Fund is Value Partners Hong Kong Limited, 41 Connaught Road Central, Hong Kong, and the Administrator of the Fund is AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor New York, NY, 10005 (AST).

The expense of solicitation will be borne by the Fund and will include reimbursement of brokerage firms and others for expenses in forwarding proxy solicitation material to beneficial owners. The solicitation of proxies will be largely by mail but may include communications by telephone, facsimile or the internet by regular employees of AST.

ELECTION OF DIRECTORS
(Proposal No. 1)

The Fund’s Charter and Bylaws provide that the Board of Directors is divided into three classes of Directors, as nearly equal in number as possible. Each Director serves for a term of three years, with one class being elected each year. Each year the term of office of one class will expire.

At the Meeting, stockholders are being asked to elect three Class II Directors to serve for the ensuing three years, ending in 2021 until their successors have been duly elected and qualified. It is the intention of the persons named in the enclosed proxy to vote in favor of the election of the nominees, Ms. Jessica M. Bibliowicz, Mr. David G.P. Scholfield, and Mr. William G. Tung. Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. Each of the nominees is currently a Class II Director of the Fund. The Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a Director, but if that should occur before the Meeting, proxies will be voted for such persons as the Directors may recommend. All of the Fund’s Directors were previously elected by stockholders.

Article III, Section 2(c) of the Fund’s Bylaws (the Qualification Bylaw) requires, among other things, that to be eligible for nomination as a Director, an individual must have either (i) a substantial connection of a type specified with any country in the Asia Pacific region in which the Fund may make equity investments, or (ii) be, or previously have been, connected in a specified manner with the investment adviser or administrator (or any of their affiliates). The Governance and Nominating Committee of the Board of Directors determines whether an individual so qualifies and has determined that each of the nominees named above satisfies the Qualification Bylaw requirements.

BOARD OF DIRECTORS INFORMATION

The management of the business and affairs of the Fund is overseen by the Board of Directors. None of the Fund’s Directors are “interested persons” of the Fund as defined in the Investment Company Act of 1940, as amended (the 1940 Act), and are referred to as “Independent Directors.” Certain information concerning the Fund’s governance structure and each Director is set forth below.

Experience, Skills, Attributes, and Qualifications of the Fund’s Directors. The Governance and Nominating Committee of the Fund’s Board, which is composed entirely of Independent Directors, reviews the experience, qualifications, attributes and skills of potential candidates for nomination or election by the Board, and conducts a similar review in connection with the proposed nomination of current Directors for re-election by stockholders. When assessing a candidate for nomination, it is the policy of the Governance and Nominating Committee to consider the extent to which the individual’s specific financial, technical or other expertise would complement the Board’s existing mix of skills and qualifications and contribute to the diversity of the Board. Additional information concerning the Governance and Nominating Committee’s consideration of nominees appears in the description of the Committee following the table below.

The Board has concluded that, based on each Director’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Directors that each Director is qualified and should continue to serve as such. In determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. In addition, the Board has taken into account the actual service and commitment of each Director during his or her tenure (including the Director’s participation in Board and committee meetings, as well as his or her current and prior leadership of standing and ad hoc committees) in concluding that each should continue to serve. Information about the specific experience, skills, attributes and qualifications of each Director, which in each case led to the Board’s conclusion that the Director should serve (or continue to serve) as a director of the Fund, is provided in the table following the “Risk Oversight” section below.

The Board believes that, collectively, the Directors have balanced and diverse experience, qualifications, attributes and skills, which allow the Board to operate effectively in governing the Fund and protecting the interests of stockholders. Among other attributes common to all Directors are their willingness and ability to commit the necessary time and attention to their duties as Directors; to review critically, evaluate, question and discuss information provided to them (including information requested by the Directors); to interact effectively with each other and with the Investment Manager, the Administrator and other service providers, including legal counsel and the Fund’s independent registered public accounting firm; and to exercise effective business judgment in the performance of their duties as Directors. References to the qualifications, attributes and skills of Directors are pursuant to requirements of the Securities and Exchange Commission (SEC), do not constitute a holding out of the Board or any Director as having special expertise or experience and shall not be deemed to impose any greater responsibility or liability on any Director or on the Board by reason thereof.

Board Structure and Oversight Function. The Board is responsible for oversight of the Fund. The Fund has engaged the Investment Manager to manage the Fund, and the Administrator to provide administrative services to the Fund, in each case on a day-to-day basis. The Board is responsible for overseeing the Investment Manager, the Administrator and the Fund’s other service providers in the operations of the Fund in accordance with its investment objective and policies and otherwise in accordance with the requirements of the 1940 Act and other applicable federal, state and other securities and other laws, and the Fund’s Charter and Bylaws. The Board meets at regularly scheduled meetings four times throughout the year. In addition, the Directors may meet at special meetings or on an informal basis at other times. The Directors also regularly meet outside the presence of any representatives of the Investment Manager. As described below, the Board has established two standing committees—the Audit Committee and the Governance and Nominating Committee. Each committee is composed exclusively of Independent Directors. Each year the Directors evaluate the performance of the Board and its committees. The responsibilities of each committee, including its oversight responsibilities, are described further below. The Board may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities.

The Chairman’s duties include setting the agenda for each Board meeting in consultation with management, presiding at each Board meeting, communicating with management between Board meetings and facilitating communication and coordination between the Directors and management. Michael J. Downey, the Chairman of the Fund’s Board of Directors, is an Independent Director.

Risk Oversight. The Fund is subject to a number of risks, including investment, compliance and operational risks. Day-to-day risk management with respect to the Fund resides with the Investment Manager and the Administrator or other service providers (depending on the nature of the risk). The Board has charged the Investment Manager, Administrator, and Chief Compliance Officer with (i) identifying events or circumstances, the occurrence of which could have demonstrable and material adverse effects on the Fund; (ii) to the extent appropriate, reasonable or practicable, implementing processes and controls reasonably designed to lessen the possibility that such events or circumstances occur, or to mitigate the effects of such events or circumstances if they do occur; and (iii) creating and maintaining a system designed to evaluate continuously, and to revise as appropriate, the processes and controls described in (i) and (ii) above.

Risk oversight forms part of the Board’s general oversight of the Fund’s investment program and operations and is addressed as part of various regular Board and committee activities. Each of the Investment Manager, the Administrator and the Fund’s other principal service providers has an independent interest in risk management but the policies and the methods by which one or more risk management functions are carried out may differ from the Fund’s and each other’s policies and methods in the setting of priorities, the resources available or the effectiveness of relevant controls. Oversight of risk management is provided by the Board and the Audit Committee. The Directors regularly receive reports from, among others, management, the Fund’s Chief Compliance Officer, its independent registered public accounting firm and legal counsel, as appropriate, regarding risks faced by the Fund and the Investment Manager’s and the Administrator’s risk management programs.

Not all risks that may affect the Fund can be identified, nor can controls be developed to eliminate or mitigate their occurrence or effects. The processes and controls employed to address certain risks may be limited in their effectiveness, and some risks are simply beyond the reasonable control of the Fund, the Investment Manager, the Administrator or other service providers. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals.

APPROVE THE LIQUIDATION AND DISSOLUTION OF THE FUND
(Proposal No. 2)

Stockholders of the Fund are being asked to approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (the “Plan”), which is attached hereto as Exhibit A. Liquidation and dissolution of the Fund requires the vote of three quarters (75%) of the Fund’s outstanding shares, in accordance with the Fund’s Articles of Incorporation. If stockholders approve the Plan, the Investment Manager will begin the orderly liquidation of the Fund’s assets and make one or more liquidating distributions to the Fund’s stockholders. If stockholders do not approve the Plan, the Fund will continue its operations, including pursuing its stated investment objective, and the Board will evaluate other options for the Fund.

Background and Reasons for the Proposal. The Board has carefully evaluated the Fund’s future operations in response to requests from certain institutional investors that own a substantial majority of the Fund’s outstanding stock. As part of that process, the Board submitted a non-binding proposal in its 2017 proxy statement to gauge stockholder support for a potential merger or liquidation of the Fund. In response to that non-binding vote, the Board considered and ultimately ruled out a number of potential open- and closed-end fund mergers, finally concluding that it was in the best interests of stockholders to liquidate the Fund. The Board considered the following factors, among other things, in recommending to liquidate the Fund:

Whether it is in the best interests of the Fund and its stockholders to continue the Fund’s operations. The Board considered the Fund’s small size and relatively low trading volume. The Board also contemplated the substantial pressure from certain significant institutional stockholders of the Fund. The Board noted that, unlike open-end funds, a closed-end fund like the Fund cannot increase assets under management through the sale of new shares without making a secondary offering, which would involve time and expense without clear market interest. The Board thus concluded that the Fund’s prospects for increasing assets under management are limited. It also considered that, upon liquidation, stockholders would receive the value of their shares based on the Fund’s NAV, which shares, at the time of this Proxy Statement, are trading at a discount to the Fund’s NAV.

Alternative courses of action. The Board discussed and actively explored a number of alternatives to liquidation, including reorganizing or converting the Fund into an open-end fund or reorganizing the fund with other closed-end fund(s). The Board considered the projected cost of each option and the impact of such options on stockholders.

The costs associated with liquidating the Fund. The Board considered the costs associated with liquidating the Fund and the fact that the Fund would bear all of the costs of liquidating its assets and terminating its existence.

In addition to the factors discussed above, the Board also considered, among other things, the Fund’s performance record, both at NAV and market price. The Board considered the fact that the liquidation is a taxable event that could result in gains for certain Fund stockholders, depending on each stockholder’s basis in their Fund shares. In addition, the Board considered the fact that the Fund could use a portion of its capital loss carry-forwards to offset the Fund’s capital gains upon liquidation of the Fund’s portfolio.

The Board believes that the Fund, as currently advised, remains a favorable investment opportunity for stockholders. Nonetheless, after carefully considering the Fund’s future viability over the course of several meetings, the Board unanimously determined that liquidation and dissolution of the Fund was in the best interests of the Fund’s stockholders, unanimously approved the Plan and determined it was advisable, and approved its submission to stockholders for approval. The Board recommends that stockholders vote in favor of this Proposal.

Plan of Liquidation. The following summary of the Plan does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, a copy of which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

If stockholders approve the Plan, the Investment Manager will begin the orderly liquidation of the Fund’s assets, determine and pay, or set aside in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of the Fund, and make one or more liquidating distributions to the Fund’s stockholders. The Investment Manager will attempt to wind up the Fund’s affairs as soon as reasonably practicable in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. While the Fund cannot predict at this time how long it will take to accomplish an orderly liquidation, the Fund currently anticipates making liquidating distributions to stockholders by the end of 2018. The Fund will bear all the expenses associated with the liquidation.

The Plan will become effective only upon its approval by the holders of three quarters of the outstanding shares of the Fund entitled to vote thereon (the “Effective Date”), as required by the Fund’s Articles of Incorporation. Following the Effective Date, the Fund shall proceed to wind up its business and affairs, including delisting the Fund’s shares from the New York Stock Exchange (“NYSE”) (such date shall be referred to as the “Delisting Date”). During this period, the Fund will continue to carry on its activities as an investment company until the final liquidating distribution to its stockholders is made. However, as the Fund converts portfolio securities to cash for purposes of making such distributions, it will not achieve its investment goal of long-term capital appreciation.

The Fund shall attempt to collect any amounts that may be due to it, except that after the Effective Date the Fund shall cease filing or pursuing proofs of claim in connection with any class action lawsuits, regulatory or governmental recovery funds, bankruptcy proceedings, or other legal proceedings relating to the Fund’s current or past portfolio holdings. The officers of the Fund may elect not to pursue the collection of any speculative or contingent assets as they deem necessary or appropriate. The Fund shall also determine and pay, or make reasonable provision to pay, in full all claims and obligations.

All liquidating distributions will be paid pro rata to the Fund’s stockholders of record as of the Delisting Date. On the date of the last distribution to stockholders (the “Liquidation Date”), the Fund shall distribute to such stockholders all of the Fund’s then existing assets in complete and full cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to discharge any unpaid liabilities, obligations and contingent liabilities of the Fund. Following the Delisting Date, the Fund shall no longer permit or effect transfers of any of its shares.

Stockholders may be required to prove their interest in the Fund prior to receiving any liquidating distributions from the Fund, which may include, with respect to stockholders holding stock certificate(s), the surrender of stock certificate(s) or if a stockholder’s certificate(s) evidencing his, her, or its share has been lost, stolen, or destroyed, furnishing the Fund with satisfactory evidence of the loss, theft, or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

The Board of Directors may authorize variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Fund, the distribution of the Fund’s net assets to its stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Code, and the Fund’s governing instruments, and the winding up of the affairs of the Fund, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders. The Board of Directors may abandon the Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

Federal Income Tax Consequences. The following is only a general summary of certain, although not all, federal income tax consequences to U.S. stockholders of the Fund’s liquidation and dissolution pursuant to the Plan and is limited in scope. It is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), the regulations promulgated thereunder, judicial decisions and administrative pronouncements, all as of the date of this proxy statement of which are subject to change, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (“IRS”) with respect to the consequences of its liquidation and dissolution. The statements below, therefore, are not binding on the IRS (or on the courts), and there can be no assurance that the IRS will concur with this summary or that the federal income tax consequences to any stockholder of receiving a liquidating distribution will be as set forth below. Neither state nor local tax consequences thereof are discussed herein, and implementing the Plan may affect certain stockholders differently, depending on their particular tax situations. Stockholders thus should consult their own tax advisers regarding the application of the federal income tax law to their particular situation and the state, local, foreign and other tax consequences of the Fund’s liquidation.

The Fund has continuously qualified, and expects to continue to qualify during the liquidation period, for treatment as a regulated investment company under the Code (“RIC”). It therefore expects not to be taxed on any ordinary income it earns or any of the net capital gains it realizes from the sale of its assets pursuant to its liquidation. In the unlikely event that the Fund fails to continue to so qualify during the liquidation period, it would be subject to federal income tax on its taxable income and net realized gains without being able to deduct the distributions it makes to stockholders.

The Fund shall, by the Liquidation Date, have declared and paid to the Fund’s stockholders any undistributed income and gains (net of available capital loss carryovers) to the extent required to avoid entity level tax for the taxable years ending at or prior to the Liquidation Date.

The liquidating distribution(s) a stockholder receives should be treated as payment in exchange for the stockholder’s shares. As a result, each stockholder would recognize gain or loss in an amount equal to the difference between the stockholder’s adjusted tax basis in his or her shares and the liquidating distribution(s) he or she receives. If the shares are held as capital assets, such gain or loss generally would be characterized as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as a short-term capital gain or loss. Long-term capital gains of certain non-corporate United States holders, including individuals, generally are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. An additional 3.8% Medicare tax is imposed on certain net investment income (including gains realized on receipt of liquidating distributions in exchange for Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.

In general, information reporting requirements will apply to payments of dividends and liquidating distributions unless you are an exempt recipient. Backup withholding (currently at a rate of 28%) will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that payments to you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis.

Effect of the Plan on the Fund’s Status under the 1940 Act. If the Plan is approved by stockholders, upon completion of the liquidation, the Fund will cease doing business as a registered investment company and will apply for deregistration under the 1940 Act. It is expected that the SEC will issue an order approving deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance that the SEC will issue such an order. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and the Fund’s deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. Until the Fund’s withdrawal as an investment company becomes effective, the Fund will continue to be subject to and will comply with the 1940 Act.

Procedure for Dissolution under Maryland Law. If stockholders approve the Plan, then Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland promptly after the completion of the liquidation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing the Fund’s assets, and doing all other acts required to liquidate and wind up the Fund’s business and affairs, but not for the purpose of continuing the business for which the Fund was organized. After the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver, the Fund’s Board of Directors shall manage the business and affairs of the Fund for the purposes described in the prior sentence.

Appraisal Rights. Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

Required Vote. Approval of the Plan requires the affirmative vote of the holders of at least three quarters of the Fund’s outstanding shares under the Fund’s Articles of Incorporation.

In the event that Fund stockholders do not vote to liquidate the Fund at the 2018 Annual Meeting of Stockholders, the Board commits to re-submit the liquidation proposal at subsequent annual meetings thereafter, to continually give Fund stockholders the opportunity to consider and decide upon the Fund’s future existence.

A STOCKHOLDER PROPOSAL
(Proposal No. 3)

A stockholder (the “Stockholder Proponent”) has informed the Fund that it intends to submit a proposal (the “Stockholder Proposal”) at the Meeting and has requested that the Fund include the proposal in this year’s proxy material. The Board of Directors unanimously recommends that you vote AGAINST the Stockholder Proposal. The Stockholder Proposal and the supporting statement for it (the “Supporting Statement”) are set forth below together with the Board’s explanation of its reasons for opposing the Stockholder Proposal.

Proposal:

RESOLVED: All investment advisory and management agreements between The Asia Pacific Fund, Inc. and Value Partners Hong Kong Limited shall be terminated by the Fund, pursuant to the right of stockholders as embodied in Section 15(a)(3) of the Investment Company Act of 1940 and as required to be included in such agreements, at the earliest date the Fund is legally permitted to do so.

OPPOSITION STATEMENT OF ASIA PACIFIC FUND, INC.

The Stockholder Proposal is a misguided attempt to indirectly liquidate the Fund by terminating the Fund’s investment manager. The Board, however, has already voluntarily submitted the option of liquidating the Fund to stockholders in Proposal 2. More importantly, the Fund’s charter documents require that stockholders affirmatively vote for the liquidation of the Fund. Therefore, the Stockholder Proponent’s assertion that the Fund can “self-liquidate” once the Fund’s investment manager is terminated is false. Stockholder approval of the Stockholder Proposal will not enable the Fund to self-liquidate. Instead, if approved, the Stockholder Proposal will leave the Fund without an investment manager to either liquidate or manage its assets.

Furthermore, if both the Stockholder Proposal and the Board’s liquidation proposal are approved at the Meeting, the Board will be forced to take conflicting actions. Pursuing one action (terminating the Fund’s investment manager) will complicate and potentially inhibit the other action (liquidating the Fund) due to the need to find a new, potentially short-term investment manager and resolicit stockholders to approve the liquidation. Approval of the Stockholder Proposal would therefore have the conflicting effect of complicating and slowing down (or even potentially preventing the achievement of the liquidation of the Fund) and increasing expenses.

The Stockholder Proposal unnecessarily complicates matters for all stockholders. For the stockholders who wish for the Fund to liquidate, approval of the Stockholder Proposal would inhibit or delay such liquidation. As a result, the Board encourages those stockholders who want the Fund to liquidate to vote for Proposal 2 and to vote against the Stockholder Proposal. For stockholders who want the Fund to continue its operations, approval of the Stockholder Proposal will strip the Fund of its current investment manager, necessitating a search for a new manager followed by another stockholder vote to approve the new investment manager. Such a search and stockholder vote will unnecessarily increase Fund expenses.

In addition, it is important to understand that the Board’s proposal to liquidate is a result of a careful, deliberate process to evaluate the Fund’s future operations. This process was undertaken in response to requests from institutional investors, who own a substantial majority of the Fund’s outstanding stock. As part of that process, the Board submitted a non-binding proposal in its 2017 proxy statement to gauge stockholder support for a potential merger or liquidation of the Fund. In response to that non-binding vote, the Board diligently considered and ultimately ruled out a number of potential open- and closed-end fund mergers, finally concluding that it was in the best interests of stockholders to liquidate the Fund.

All of the Fund’s Directors are independent and without any affiliation with the Fund’s investment manager and the majority of the Board are significant stockholders of the Fund. As a result, the interests of the Fund’s Board and stockholders are aligned.

For the reasons discussed above, the Board unanimously recommends that stockholders vote AGAINST the Stockholder Proposal.

SUPPORTING STATEMENT OF THE STOCKHOLDER PROPONENT

On March 17, 2017, a large holder of The Asia Pacific Fund filed a 13D asking the Board to “provide for the orderly return of all stockholder equity at NAV” and indicating its intention to vote against directors up for re-election in 2017. Four months later, the Fund announced the delay of its Annual Meeting until October 12, 2017 “to allow the Fund’s Board of Directors time to consider strategic options”. At that meeting, shareholders passed an “advisory, non-binding proposal to approve the steps necessary to narrow materially or eliminate the Fund’s discount to net asset value, including through a merger or liquidation”, and the Board said it “will consider actions consistent with the results of the advisory vote at its next meeting.” Seven months later, the Fund announced that the Board will submit a proposal to liquidate the Fund at this annual meeting (unless the Board identifies a viable merger partner), but indicated it will recommend that stockholders vote against the liquidation.

In our view, it is time for the Directors immediately to begin the process of returning NAV to all shareholders. A merger with another closed-end fund would not give shareholders the opportunity to receive full value for their shares.

In addition to voting to liquidate the Fund, we recommend that all APB shareholders join us in voting for this proposal to terminate the investment advisory agreement. It is our view that the Fund can self-liquidate, and therefore will not require an outside investment manager going forward. Per the Fund’s reported year-end 2017 portfolio, in over 80% of its holdings (by value), the Fund’s reported position size consists of less than 2 days average trading volume, and in only 6% of its holdings (by value) does the Fund’s reported position size consist of more than 5 days average trading volume.

Who are we? We are an open-end mutual fund (Matisse Discounted Closed-End Fund Strategy, MDCEX) which has owned shares of APB continuously for the past year. Our interests are aligned solely with that of all other shareholders, and the remedy we are suggesting would benefit all shareholders equally. Feel free to contact us about this matter; we are happy to discuss. Contact Eric Boughton, CFA, at (503) 210-3005.

Neither the Fund nor its Board is responsible for the contents of the Stockholder Proposal or the Supporting Statement of the Stockholder Proponent.

INFORMATION REGARDING DIRECTORS AND OFFICERS

Name, Address*** and Age	Position(s) With Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years or Longer and Other Relevant Qualifications**	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by the Director During Past Five Years
Class I Directors*
Michael J. Downey (74)	Director and Chairman (Class I*)	Since 1986, Since 1999	Private Investor. From 1987 until 1993, Chairman and CEO of Prudential Mutual Fund Management.	1	Director, AB Mutual Fund Complex (110 Funds).
Duncan M. McFarland (74)	Director (Class I*)	Since 2005	Formerly, Managing Partner and Chief Executive Officer, Wellington Management Company, LLP (1994-2004); formerly Trustee, Financial Accounting Foundation (2001-2009).	1	Director of Via Science Inc., GNS Healthcare

Name, Address*** and Age	Position(s) With Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years or Longer and Other Relevant Qualifications**	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by the Director During Past Five Years
Class II Directors (Nominees for Election for Term Expiring 2021)
Jessica M. Bibliowicz (58)	Director (Class II*)	Since 2006	Senior Adviser (since 2013) of Bridge Growth Partners (private equity firm); formerly Chief Executive Officer of National Financial Partners (an independent distributor of financial services products) from 1999 to May 2013; member of the Boards of Directors or Trustees of a number of non-profit organizations; Chairman of the Governance and Nominating Committee of the Fund.	1	Director of Advanced Series Trust (since September 2014); Prudential’s Gibraltar Fund, Inc., and The Prudential Series Fund (since March 2015); Sotheby’s (since 2014); formerly Director of Realogy Holdings Corp. (2013-2016).
David G.P. Scholfield (74)	Director (Class II*)	Since 1988	Chairman, Acru China+ and Taiwan Absolute Return Funds; Director BOCHK RMB Bond Fund, Wealth Achieve Series and Alternative Investments Series; Senior Independent Director, Thames River Multi-Hedge PCC Ltd.; formerly, Managing Director, Bank of Bermuda, Hong Kong (1998-2004) and Bank of Bermuda Country Head, Asia (2001-2004); Chairman of the Audit Committee of the Fund.	1	—
William G. Tung (68)	Director (Class II*)	Since 2013	Partner & Managing Director of Cindat Capital Management Ltd (2013-Present); President and CEO of GT International Associates (2011-Present); Executive Director of the Shanghai Bund de Rockefeller Group Master Development Co. Ltd (2009-Present), formerly Chairman & Legal Rep (2005-2008); formerly, Managing Director of the Rockefeller Group Asia Pacific (2003-2010).	1	Director and Secretary of the Board, Inside Broadway (1996-Present)
Class III Directors
Robert F. Gunia (71)	Director (Class III*) Vice President Treasurer	Since 1989 1988-2008 1999-2008	Formerly Chief Administrative Officer (September 1999-September 2009) and Executive Vice President (December 1996-September 2009) of Prudential Investments LLC; formerly Executive Vice President (March 1999-September 2009) and Treasurer (May 2000-September 2009) of Prudential Mutual Fund Services LLC; formerly President (April 1999-December 2008) and Executive Vice President and Chief Operating Officer (December 2008-December 2009) of Prudential Investment Management Services LLC; formerly Chief Administrative Officer, Executive Vice President and Director (May 2003-September 2009) of AST Investment Services, Inc.	1	Director of Advanced Series Trust (97 Portfolios), Prudential’s Gibraltar Fund, Inc. and The Prudential Series Fund (17 Portfolios); Director ICI Mutual Insurance Company (June 2012-June 2015 and June 2016-Present).

Name, Address*** and Age	Position(s) With Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years or Longer and Other Relevant Qualifications**	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by the Director During Past Five Years
Christopher R. C. Sykes (62)	Director (Class III*)		Chairman (since 2006) and Co-Founder of Charlesworth Sykes and Company, an independent management consultancy with a special focus on Asia’s global expansion, Hong Kong; Regional Political Adviser and Deputy Consul General, Hong Kong, HM Diplomatic Service (1986-1990 and 2003-2006); Director, Hong Kong and Singapore, Wardley Investment Bank (now HSBC) (1990-1991).	1	—

*	The Fund’s Charter and Bylaws provide that the Board of Directors is divided into three classes of Directors, as nearly equal in number as possible. Each Director serves for a term of three years, with one class being elected each year. Each year the term of office of one class will expire; current Class I, II and III directorships expire in 2020, 2018, and 2019, respectively.

**	The information above includes each Director’s principal occupation during the last five years and other information relating to the experience, attributes and skills relevant to each Director’s qualifications to serve as a Director, which led (together with the Director’s current and prior experience as a Director of other SEC reporting companies, if any, as indicated elsewhere in the table) to the conclusion that each Director should serve as a Director for the Fund.

***	The address of the Directors and officers is: c/o AST Fund Solutions LLC, 48 Wall Street, 22nd Floor, New York, NY 10005.

The Fund pays each of its Directors who is not an interested person (as defined in the 1940 Act) of the Investment Manager or of AST, an annual fee of US$12,000, plus US$1,000 for each Board meeting attended. In addition, members of the Audit and Governance and Nominating Committees receive US$1,000 for each Committee meeting attended outside of the regular board schedule. The Chairman of the Fund and of each Committee is paid an additional amount of US$2,500 annually. The Fund reimburses all Directors attending board meetings for their out-of-pocket travel expenses. The Board of Directors does not have a compensation committee.

The following table sets forth the aggregate compensation paid to the Directors for service on the Fund’s board during the Fund’s fiscal year ended March 31, 2018.

Director Compensation Table

Name	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex* Paid to Directors
Independent Directors
Jessica M. Bibliowicz		None	None
Michael J. Downey		None	None
Robert F. Gunia		None	None
Duncan M. McFarland		None	None
David G. P. Scholfield		None	None
Christopher R. C. Sykes		None	None
William G. Tung		None	None

*	The term “Fund Complex” means any two or more registered investment companies that share the same investment adviser as the Fund and hold themselves out to investors as related companies for purposes of investment and investor services. The Fund is not part of a Fund Complex.

Director Share Ownership Tables

The following table sets forth the dollar range of equity securities in the Fund beneficially owned by each Director as of July 31, 2018.

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen By Director in Family of Investment Companies*
Independent Directors
Jessica M. Bibliowicz	[over $100,000]	[over $100,000]
Michael J. Downey	[over $100,000]	[over $100,000]
Robert F. Gunia	[over $100,000]	[over $100,000]
Duncan M. McFarland	[over $100,000]	[over $100,000]
David G. P. Scholfield	[over $100,000]	[over $100,000]
Christopher R. C. Sykes	[none]	[none]
William G. Tung	[$10,001 – $50,000]	[$10,001 – $50,000]

*	The term “Family of Investment Companies” means any two or more registered investment companies that share the same investment adviser as the Fund and hold themselves out to investors as related companies for purposes of investment and investor services. The Fund is not associated with a Family of Investment Companies.

None of the Independent Directors nor any of their Immediate Family Members owned any securities, beneficially or of record, in the Investment Manager or persons (other than registered investment companies) directly or indirectly “controlling,” “controlled by” or “under common control with” (within the meaning of the 1940 Act) the Investment Manager as of July 31, 2018. The term “Immediate Family Member” means a person’s spouse; child residing in the person’s household (including step and adoptive children); and any dependent of the person, as defined in Section 152 of the Internal Revenue Code of 1986, as amended.

The Board of Directors has adopted a process for stockholders to send communications to the Board. To communicate with the Board of Directors or an individual Director of the Fund, a stockholder must send a written communication to the Fund’s principal office at the address listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, addressed to the Board of Directors or the individual Director, as the case may be, to the attention of the Secretary of the Fund. All stockholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director, as the case may be.

Certain Directors of the Fund reside outside the United States, and substantially all the assets of such persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon such persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Maryland. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against such persons predicated solely upon the federal securities laws.

There were four regularly scheduled meetings of the Fund’s Board of Directors for the fiscal year ended March 31, 2018. During the Fund’s most recent fiscal year, each Director attended at least 75% of the aggregate number of meetings of the Board and of the respective Committees on which they served. The Fund does not have a policy that requires a Director to attend the Fund’s annual meeting of stockholders. Mr. Downey, Chairman of the Board, attended the prior year’s annual meeting of stockholders.

Committees of the Board of Directors

The Audit Committee

The Board of Directors has established a separately designated Audit Committee to oversee the accounting and financial reporting processes of the Fund and audits of its annual financial statements. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Fund’s website (http://www.asiapacificfund.com/audit/NY12527-135815-v3-Asia_Pacific_Fund__Inc__Audit_Committee.pdf). The Audit Committee consists of the following Independent Directors: Messrs. Gunia, McFarland and Scholfield. Such members are also “independent” as such term is defined in the New York Stock Exchange Listing Standards. The Audit Committee met [two times] during the fiscal year ended March 31, 2018.

With respect to the Fund’s fiscal year ended March 31, 2018, the Audit Committee approved the engagement of KPMG LLP (KPMG) as the Fund’s independent registered public accounting firm. The Audit Committee reviewed with KPMG the plan and results of the audit engagement and matters having a material effect upon the Fund’s financial operations. In accordance with Public Company Accounting Oversight Board Rule 3526, KPMG has confirmed to the Audit Committee that they are independent accountants with respect to the Fund. The report of the Audit Committee, dated May 22, 2018, is attached to this proxy statement as Exhibit B.

The Audit Committee’s policies and procedures also require pre-approval of any audit and non-audit services to be provided to the Investment Manager or any entity controlling, controlled by, or under common control, with the Investment Manager (Service Affiliate) that provides ongoing services to the Fund to the extent that these services are directly related to the operations and financial reporting of the Fund. In considering the independence of KPMG, the Audit Committee was informed that KPMG did not furnish any non-audit services to the Investment Manager or any Service Affiliate that directly relate to the operations and financial reporting of the Fund.

The Audit Committee has appointed, and a majority of Directors who are not “interested persons” of the Fund (as defined in the 1940 Act) has ratified, KPMG to continue as the independent accountants of the Fund for the fiscal year ending March 31, 2019. The firm of KPMG has extensive experience in investment company accounting and auditing. It is not expected that a representative of KPMG will be present at the Meeting to make a statement or respond to questions.

Audit Fees.

[KPMG audited the financial statements of the Fund for its fiscal years ended March 31, 2017 and March 31, 2018. The audit fee for each of 2017 and 2018 was $51,800 and [$ ], respectively. KPMG did not receive any audit-related fees, tax fees or any other fees for services to the Fund, or, to the knowledge of the Audit Committee, the Investment Manager or any Service Affiliate for the fiscal years ended March 31, 2017 and March 31, 2018.]

The Governance and Nominating Committee

The Board of Directors also has a Governance and Nominating Committee. The Committee consists of the following Independent Directors: Messrs. Downey, Gunia and Scholfield and Ms. Bibliowicz. The Committee met once during the fiscal year ended March 31, 2018. The Fund’s Board of Directors has adopted a charter for its Committee, a copy of which is available on the Fund’s website (http://www.asiapacificfund.com/govNom/Gov_Nom_CorpGovCharter.pdf). Pursuant to the charter, the Committee identifies, evaluates and selects and nominates, or recommends to the Board of Directors, candidates for the Board. It also determines whether candidates satisfy the qualifications set forth in the Qualification Bylaw and any other standards or qualifications it may set for Directors. The Committee may consider candidates submitted by current Directors, the Fund’s officers, investment manager or administrator, Fund stockholders and other sources the Committee deems appropriate.

The Committee will consider candidates submitted by a stockholder or group of stockholders who have beneficially owned at least 5% of the Fund’s outstanding common stock for at least two years at the time of submission and who timely provide specified information about the candidates and the nominating stockholder or group. To be timely for consideration by the Committee, the submission, including all required information, must be submitted in writing to the Fund, to the attention of the Secretary, at the principal executive offices of the Fund not less than 120 calendar days before the date of the proxy statement for the previous year’s annual meeting of stockholders. The Committee will consider only one candidate submitted by such a stockholder or group for nomination for election at an annual meeting of stockholders. The Committee will not consider self-nominated candidates.

The Committee will consider and evaluate candidates submitted by stockholders on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria include the candidate’s relevant knowledge, experience, expertise, the candidate’s satisfaction of the Qualification Bylaw, the candidate’s ability to carry out his or her duties in the best interests of the Fund and the candidate’s ability to qualify as an Independent Director. When assessing a candidate for nomination, it is the policy of the Committee to consider whether the individual’s background, skills, and experience will complement the background, skills and experience of other nominees and will contribute to the diversity of the Board. A detailed description of the criteria used by the Committee as well as information required to be provided by stockholders submitting candidates for consideration by the Committee are included in Appendix A to the Committee’s charter.

The executive officers of the Fund, other than as shown above in the table of Directors, are as follows:

Name, Address* and Age	Positions With Fund	Term of Office and Length of Time Served	Principal Occupations During Past 5 Years
King Lun Au (58)	President	Since 2017	Chief Executive Officer of Value Partners Group Limited (since December 2016); Chief Executive Officer of Eastspring Investments (Hong Kong) Limited from December 2015 to November 2016; Chief Executive Officer of BOCHK Asset Management Limited from May 2010 to November 2015.
Alan Mandel (60)	Treasurer, Chief Financial Officer, and Secretary	Since 2018	Senior Vice President of AST Fund Solutions (since January 2018); Head of Fund Administration, Schroder Investment Management North America (from 1998 – 2017).

Name, Address* and Age	Positions With Fund	Term of Office and Length of Time Served	Principal Occupations During Past 5 Years
Ann Marie Swanson (52)	Chief Compliance Officer	Since 2016	Director, Alaric Compliance Services, LLC (October 2015 to present); Vice President and Chief Compliance Officer, Thomas Partners Investment Management (May 2013 to March 2015); Senior Vice President and Chief Compliance Officer, Aletheia Research and Management, Inc. (August 2010 to January 2013)

*	The address of the Directors and officers is: c/o AST Fund Solutions LLC, 48 Wall Street, 22nd Floor, New York, NY 10005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 30(h) of the Investment Company Act in combination require the Fund’s directors and officers, persons who own more than ten (10%) of the Fund’s common stock, and the Fund’s Investment Manager and its directors and officers, to file reports of ownership and changes in ownership with the SEC. The Fund believes that the Fund’s directors and officers, the Fund’s Investment Adviser and its directors and officers have complied with all applicable filing requirements during the fiscal year ended March 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of the Fund’s knowledge, as of June 30, 2018, the following persons have beneficial ownership of more than 5% of the outstanding common stock:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Outstanding Class
City of London Investment Group PLC and City of London Investment Management Company Limited* 77 Gracechurch Street, London, England EC3V 0AS	4,649,247	44.95%
Karpus Management, Inc.** 183 Sully’s Trail, Pittsford, NY 14534	1,635,535	15.8%

*	As reported by the City of London Investment Group PLC and City of London Investment Management Company Limited on Schedule 13D, filed March 22, 2017.

**	As reported by Karpus Management, Inc. on Schedule 13G/A, filed August 24, 2018.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in the Fund’s proxy statement and form of proxy for the Fund’s Annual Meeting of Stockholders in 2019 is May 8, 2019. Any stockholder proposal that is intended to be presented at such Annual Meeting, but not submitted for inclusion in the Fund’s proxy statement and form of proxy in accordance with the foregoing sentence, must be received by the Fund’s Secretary no earlier than April 9, 2019 and no later than May 9, 2019. Any such proposal received after such date will be considered untimely and will be excluded from consideration at the next Annual Meeting in accordance with the Fund’s advance notice Bylaw. The mere submission of a proposal or notice of proposal by a stockholder does not guarantee that such proposal will be included in the proxy statement or otherwise considered at such Annual Meeting because certain federal rules and the Fund’s advance notice Bylaw, respectively, must be complied with before consideration of the proposal is required.

Dated: September 5, 2018	Alan M. Mandel Secretary

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Exhibit A

THE ASIA PACIFIC FUND, INC.

PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the “Plan”) of The Asia Pacific Fund, Inc. (the “Corporation”), a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Corporation in conformity with the laws of the State of Maryland.

WHEREAS, the Corporation’s Board of Directors (the “Board”) has considered and approved this Plan as the method of liquidating and dissolving the Corporation and has directed that the dissolution of the Corporation be submitted to the stockholders of the Corporation (the “Stockholders”) for their consideration.

NOW, THEREFORE, the liquidation and dissolution of the Corporation shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall become effective only upon the approval of dissolution of the Corporation by the Stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter at a duly called meeting of the Stockholders at which a quorum is present. The day of such approval by the Stockholders is hereinafter called the “Effective Date.”

2. Cessation of Business. After the Effective Date, the Corporation shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Corporation’s liabilities as provided in Section 5 herein, and distributing its remaining assets to the Stockholders in accordance with this Plan. To the extent that investment gains realized through the QFII program are subject to delays in repatriation from China, the Corporation may continue operating in a limited manner to the extent necessary to manage the repatriation process, or may manage such assets in a liquidating trust, as described in Section 6 below.

3. Fixing of Interests and Closing of Books. The proportionate interests of Stockholders in the assets of the Corporation shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the “Determination Date”). On the Determination Date, the books of the Corporation shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders’ respective interests in the Corporation's assets shall not be transferable by the negotiation of share certificates and the Corporation's shares will cease to be traded on the New York Stock Exchange (the “NYSE”).

4. Notice of Liquidation. As soon as practicable after the Effective Date, the Corporation shall mail notice to its known creditors, if any, at their addresses as shown on the Corporation’s records, that this Plan has been approved by the Board of Directors and the Stockholders and that the Corporation will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the “MGCL”).

5. Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Corporation shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Corporation shall pay, or make reasonable provision to pay in full all known or reasonably ascertainable liabilities of the Corporation incurred or expected to be incurred prior to the date of the final Liquidating Distribution provided for in Section 6 below.

6. Liquidating Trust. The Corporation may create a liquidating trust for the benefit of stockholders (the “Liquidating Trust”) and place in the Liquidating Trust the rights to proceeds from the sale of any holdings that cannot be repatriated out of China until approval of Chinese regulators under the QFII program. The Liquidating Trust may make additional distributions to stockholders upon repatriation of such amounts under the QFII program.

7. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Corporation’s assets shall be distributed by one or more cash payments to the Stockholders of record as of the Determination Date in complete cancellation of all of the outstanding shares of stock of the Corporation (collectively, the “Liquidating Distribution”). Each Stockholder not holding stock certificates of the Corporation will receive liquidating distributions equal to the Stockholder’s proportionate interest in the net assets of the Corporation. Each Stockholder holding stock certificates of the Corporation will receive a confirmation showing such Stockholder’s proportionate interest in the net assets of the Corporation with an advice that such Stockholder will be paid in cash upon return of the stock certificate. All Stockholders will receive information concerning the sources of the liquidating distribution. Assets that are subject to delays in repatriation through the QFII program will not be distributed with this Liquidating Distribution. Instead, such assets may be placed in the Liquidating Trust, or may remain on the books of the Corporation, until they may be distributed as soon as practicable following approval of Chinese authorities.

If the Corporation is unable to make distributions to all of the Stockholders because of the inability to locate Stockholders to whom distributions are payable, the Board may create, in the name and on behalf of the Corporation, a trust or account with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Corporation in such trust or account for the benefit of the Stockholders that cannot be located. The expenses of such trust or account shall be charged against the assets therein.

8. Expenses of the Liquidation and Dissolution of the Corporation. The Corporation shall bear all of the expenses incurred in carrying out this Plan.

9. Deregistration as an Investment Company. Upon completion of the Liquidating Distribution, the Corporation shall file with the Securities and Exchange Commission an application for an order declaring that the Corporation has ceased to be an investment company.

10. Dissolution. As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Corporation’s known creditors, if any, the Corporation shall be dissolved in accordance with the laws of the State of Maryland and the Corporation’s charter, including filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland. Once dissolved, if any additional assets remain available for distribution to the Stockholders, the Board may provide such notices to Stockholders and make such distributions in the manner provided by the MGCL.

11. Additional Actions and Amendments. Without limiting the power of the Board under Maryland law and the Corporation's charter, the Board and, subject to the discretion of the Board or a duly authorized committee thereof, the officers of the Corporation, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Maryland law, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the NYSE. The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing the Liquidating Distribution) as may be necessary or appropriate to effect the liquidation and dissolution of the Corporation and the distribution of its net assets to Stockholders in accordance with the purposes to be accomplished by the Plan. The Board of Directors may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Corporation and the Stockholders.

The Asia Pacific Fund, Inc.

BY:
TITLE:

Exhibit B

THE ASIA PACIFIC FUND, INC.
(THE “FUND”)

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on January 20, 2004 (the “Charter”). The purposes of the Audit Committee are to 1) assist the Board of Directors in its oversight of (i) the integrity of the Fund’s financial statements; (ii) the Fund’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors; and 2) prepare this report. As set forth in the Charter, management of the Fund, and applicable service providers, are responsible for the preparation, presentation and integrity of the Fund’s financial statements and for the effectiveness of internal control over financial reporting. Management and applicable service providers are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control over financial reporting and the procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Fund’s annual financial statements.

In performing its oversight function, the Audit Committee has considered and discussed with management and the independent auditors the Fund’s audited financial statements for its fiscal year ended March 31, 2018. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of any non-audit services not pre-approved by the Audit Committee provided by the Fund’s independent auditors to the Fund’s investment manager or to any entity controlling, controlled by or under common control with the Fund’s investment manager that provides ongoing services to the Fund is compatible with maintaining the auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the auditors’ independence.

The members of the Audit Committee are not full-time employees of the Fund and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s independent auditors are in fact “independent.”

The Audit Committee met on May 21, 2018 to consider and discuss the financial statements as of and for the fiscal year ended March 31, 2018 with management and the independent auditors.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors of the Fund that the audited financial statements of the Fund be included in the Fund’s Annual Report to Stockholders for its fiscal year ended March 31, 2018.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE FUND’S BOARD OF DIRECTORS

Robert F. Gunia
Duncan M. McFarland
David G. P. Scholfield

Dated: May 21, 2018

PROXY **THE ASIA PACIFIC FUND, INC.** **PROXY**

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 10, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned stockholder of The Asia Pacific Fund, Inc. hereby appoints Alan Mandel [and] as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote all the shares of common stock of The Asia Pacific Fund, Inc. held of record by the undersigned on August 30, 2017 at the Annual Meeting of Stockholders to be held on October 12, 2018, or any postponement, or adjournment thereof.

This proxy, when executed, will be voted in the manner directed herein by the undersigned stockholder(s). **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, "AGAINST" PROPOSAL 3, AND IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN.**

Note: Please sign exactly as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

____
Signature and Title, if applicable

____
Signature (if held jointly)

____
Date

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE, YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

The Proxies are authorized to vote in their discretion on any other business as may properly come before the Meeting or any adjournment or postponement thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

The Board of Directors recommends a vote "FOR" all the nominees listed.

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1. Election of Class I Directors:			
01. Jessica M. Bibliowicz* 02. David G.P. Scholfield* 03 William G. Tung*	☐	☐	☐

* Term expiring in 2021

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided below.

____

	FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote "FOR" Proposal 2. **2. To approve the liquidation and dissolution of the Fund.**	☐	☐	☐
The Board of Directors recommends a vote "AGAINST" Proposal 3. **3. If properly presented, to vote on a stockholder proposal.**	☐	☐	☐

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